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                                                                     EXHIBIT 9.1

                                    FORM OF
                   1998 PC CONNECTION VOTING TRUST AGREEMENT
                   -----------------------------------------


     THIS AGREEMENT, made as of the ___ day of February, 1998, by and among Patricia Gallup ("Gallup"), David Hall ("Hall") (Gallup and Hall being hereinafter referred to from time to time collectively as the "Founders"), Gallup and Hall, as trustees of the voting trust created by this voting trust agreement (the "Trustees") and PC Connection, Inc., a Delaware corporation (the "Corporation"),

                         W I T N E S S E T H    T H A T

     WHEREAS, Gallup and Hall own beneficially certain shares of the Corporation's common stock, $.01 par value ("Common Stock"), and have deposited
with the Trustee to be held in trust under this Agreement [          ] shares
(the "Gallup Shares") and [             ] shares (the "Hall Shares") of such
Common Stock, respectively;

     WHEREAS, the Founders believe that it is in the best interest of the stockholders of the Corporation to provide for continuity in the management and stock ownership of the Corporation;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Name.  The trust created by this Agreement shall be known as the 1998 PC
     ----
Connection Voting Trust.

2.             Transfer of Stock to the Trustees.
               ---------------------------------

(a) Each Founder agrees to deliver to the Trustees, to be held pursuant to this Agreement, all but 20,000 shares of Common Stock or other securities of the Corporation now owned by such Founder.

(b) The Gallup Shares and Hall Shares initially deposited in trust with the Trustees under this Agreement, together with all other shares of capital stock of the Corporation deposited from and after the date hereof with the Trustees under this Agreement, whether pursuant to Subsection 2(a) above, or by reason of the payment of dividends by the Corporation in capital stock of the Corporation, a reorganization or recapitalization of the Corporation or otherwise, are hereinafter referred to as the "Restricted Securities." The Trustees shall hold the Restricted Securities subject to the terms of this Agreement and of that certain lock-up agreement entered into by each of Hall and Gallup with Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities, Inc. and William Blair & Company (the "Underwriters") in connection with the Corporation's initial public offering (the "Lock-Up Agreement").

(c) All certificates for Restricted Securities transferred and delivered to the Trustees pursuant to this Agreement shall be surrendered by the Trustees to the Corporation and shall be
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cancelled on the books of the Corporation, and new certificates therefor shall be issued by the Corporation to the Trustees in the name of "Patricia Gallup and David Hall, as Trustees under the 1998 PC Connection Voting Trust." All certificates representing Restricted Securities issued to the Trustee under this Agreement shall have endorsed thereon, in addition to any other legends thereon, a legend in substantially the following form:

        The securities represented by this certificate are subject to restrictions on voting and transfer set forth in a 1998 PC Connection Voting Trust Agreement dated as of February __, 1998 between Patricia Gallup and David Hall, individually and as Trustees, and the Corporation, a copy of which will be provided by the Corporation to any holder of this certificate upon request and without charge.

3.          Voting Trust Certificates.
            -------------------------

   (a) Notwithstanding the delivery to the Trustees by a Founder of the certificate or certificates for their respective Restricted Securities, such Founder shall (subject to any transfer otherwise permitted hereunder) continue to be the beneficial owner of the Restricted Securities so deposited by such Founder with the Trustee. (The beneficial interest of a Founder, or of a Permitted Transferee of such Founder, in a share of any Restricted Security delivered to the Trustees hereunder may hereinafter be referred to as a "Beneficial Share.") Each Beneficial Share shall be evidenced by a voting trust certificate or certificates (the "Voting Trust Certificates"), and the Trustees shall issue and deliver or cause to be delivered to such Founder a Voting Trust Certificate evidencing his or her beneficial ownership of such Beneficial Shares. All such Voting Trust Certificates shall be in substantially the form of Exhibit A hereto.
   ---------

   (b) Each registered holder of a Voting Trust Certificate shall be entitled to receive copies of all notices of meetings, annual or periodic reports to the Corporation's stockholders or other materials distributed by the Corporation generally to the holders of any class of securities of which any outstanding shares constitute Restricted Securities ("Stockholder Information"), and the Trustees shall, upon their receipt from the Corporation of any Stockholder Information in respect of Restricted Securities held subject to this Agreement, promptly mail copies of such Stockholder Information to each such holder of a Voting Trust Certificate at his or her address as shown on the books of the Trustees. Each Founder acknowledges and agrees that the rights and powers of the Trustees hereunder, including, without limitation, those rights and powers set forth in Sections 10 and 11 below, shall not be affected by any failure of the Trustee to comply with the provisions of this Subsection 3(b).

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4.          Provisions Regarding Transfer of Restricted Securities and
            ----------------------------------------------------------
Beneficial Shares.
-----------------

(a) During the term of this Agreement, neither Founder shall, except as otherwise permitted by Subsection 4(b) below, sell, assign, convey, pledge, encumber, hypothecate, subject to any call, option or agreement to purchase or otherwise transfer any of the Restricted Securities or Beneficial Shares, whether or not standing in his or her name, or any interest therein, or agree or purport to do any of the foregoing.

(b) Notwithstanding the foregoing, the following transactions shall not be deemed to be prohibited by this Section 4 (each a "Permitted Transfer"):

                  (i)   A transfer of Beneficial Shares by either Founder made
              (A) as a charitable donation, gift or otherwise without separate consideration, or for estate planning purposes, to any member of his or her family or any other person or entity, or to a trust for the benefit of such Founder or such family member, person or entity (any transferee of a Founder described in this clause (A) being hereinafter referred to as a "Permitted Transferee") or (B) to the other Founder; provided, however, that any Beneficial
                                    --------
              Shares so transferred shall remain subject to the Lock-Up Agreement to the extent applicable during its term and to this Voting Trust Agreement for as long as such Agreement remains in force.

                  (ii) Subject to Subsection 4(d) below, a transfer of Restricted Securities by either Founder or by a Permitted Transferee of such Founder in a bona fide transfer for value to a
                                              ---- ----
              third party unaffiliated with the transferor (a "Sale"), which Sale is not prohibited by the Lock-Up Agreement or is made with the consent of the Underwriters pursuant to the Lock-Up Agreement, in which event the third party shall hold the Restricted Securities so transferred free of the Lock-Up Agreement and of the Voting Trust created hereby and shall be entitled to receive from the Corporation a certificate registered in such name as the third party shall designate. The Trustees hereby agree to issue and deliver to the Corporation or its transfer agent such certificates and instructions and to take such other actions as may be necessary on their part to effect the Sale and registration in the name of a third party pursuant to this Subsection 4(b)(ii).

                  (iii) A pledge of Restricted Securities to a bank or other financial institution as collateral security for the obligations of either Founder under an arrangement with such bank or financial institution in which the Founder simultaneously establishes both put and call positions with respect to the Common Stock of the Corporation (a "Collateralized Collar") shall be deemed to constitute a Sale pursuant to Subsection 4(b)(ii) above. Upon receipt by the Trustees of (A) written notice from a Founder that he or she intends to enter into a Collateralized Collar, setting forth the terms of such Collateralized Collar and (B) if such notice is given during

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              the term of the Lock-Up Agreement, the written consent of the
              Underwriters to the pledge, to the extent required, such Founder shall be entitled to receive a certificate representing the pledged shares registered in such name as he or she shall designate and free of any restrictive legend (except as otherwise required by law). The bank or other financial institution, and any of its transferees, shall hold the pledged shares free of the Lock-Up Agreement, the Voting Trust and any other restrictions on transfer or voting of the pledged shares created by this Agreement.

(c) It shall be a further condition to any transfer made pursuant to Subsection 4(b)(i)(A) above that the transferee, if not already a party to this Agreement, shall execute and deliver to the Trustees an instrument in form and substance satisfactory to the Trustees evidencing the agreement of such transferee to become a party to and be bound by this Agreement and the Lock-Up Agreement during its term. Each Founder agrees, as a further condition to any transfer made by him or her pursuant to Subsection 4(b)(iii) above, that to the extent that he or she has the power to direct the voting of any shares of Common Stock held by any bank or other financial institution pursuant to a Collateralized Collar he or she will direct that such shares be voted in accordance with the written instructions of the Trustees; provided, that such bank or financial institution shall not have any obligation to determine independently whether such any direction given by such Founder is in conformity with any instructions of the Trustees.

(d) Notwithstanding the foregoing, if a Sale by either Founder (which term shall be deemed to include, solely for purposes of this Subsection 4(d), any Permitted Transferee of such Founder) pursuant to Subsection 4(b)(ii) above would (A) when aggregated with all other Sales effected by such Founder during the 90-day period preceding such Sale involve the transfer of an aggregate of 50,000 or more Restricted Securities, or (B) result in the Trustees holding in the aggregate less than a majority of the then issued and outstanding Common Stock of the Corporation (including, as issued and outstanding, for purposes of this Subsection 4(d) any shares of Common Stock issuable upon conversion of any then issued and outstanding security of the Corporation that is convertible into Common Stock) (in each case, a "Restricted Sale"), such Restricted Sale may be effected only in compliance with this Subsection 4(d). A Founder proposing to effect a Restricted Sale (an "Offering Founder") shall first notify the other Founder (the "Offeree Founder") in writing of the number of Restricted Securities proposed to be transferred, the proposed manner of sale and, if such transfer is to be made other than in a "broker's transaction" or "transaction directly with a market maker" (as each such term is defined in Rule 144 ("Rule 144") promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act")), the identity of the proposed transferee and the proposed price at which the Restricted Sale is to be effected (an "Offer Notice"). Such Offer Notice shall constitute a binding offer to sell to the Offeree Founder, for cash, the Restricted Securities described in the Offer Notice at the price specified therein, or, if no such price is specified, at a price per share equal to the last sale price of the Common Stock as reported by the Nasdaq National Market on the date on which the Offer Notice is given. If the Offeree Founder shall not, within ten business days of the giving of the Offer Notice (the "First Refusal Period"), notify the Offering Founder in writing that the Offer Notice is accepted (which notice shall be accompanied by the tender of payment in full of the purchase price of the offered Restricted Securities), then the Offering Founder shall be free (subject however to any restrictions

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on trading in Common Stock arising by law, regulation or policy of the
Corporation), during the Corporation's fiscal quarter in which the First Refusal Period expires, to effect the Restricted Sale, upon the terms set forth in the Offer Notice.

(e) The Founders acknowledge that they have been advised that their sales of Common Stock may be required to be aggregated for purposes of the volume limitations of Rule 144. Each Founder agrees that he or she (i) will make a good faith effort to notify the other prior to any Sale of Common Stock (including any transfer of Restricted Securities pursuant to Subsection 4(b)(ii) or (iii) above, and whether or not such Sale is subject to Rule 144), and (ii) will not, without the prior written consent of the other, effect any such Sale of Common Stock that would cause the aggregate number of shares of Common Stock so transferred by such Founder during any three-month period to exceed one-half of the aggregate number that would be permitted to be sold by both Founders during such three-month period under Rule 144(e). The Founders further acknowledge that they have been advised that each collateralized option written by them in connection with the establishment of a Collateralized Collar pursuant to Subsection 4(b)(iii) above may be deemed to constitute a separate sale of the underlying shares for purposes of the volume limitations of Rule 144.

(f) The Trustees shall keep a record of Voting Trust Certificates and shall be entitled to rely conclusively upon said record as to the identity and address of the holders of Voting Trust Certificates. The Trustees may treat the registered holder of each Voting Trust Certificate as the owner thereof and of the Beneficial Shares evidenced thereby for all purposes whatsoever, but the Trustee shall not be required to deliver certificates for Restricted Securities as required hereunder without the surrender of the corresponding Voting Trust Certificates. In addition, the Trustees shall not be required to recognize any transfer of any Voting Trust Certificate or Beneficial Share not made in accordance with the provisions hereof unless the person claiming such ownership shall produce indicia of title satisfactory to the Trustees and shall deposit with the Trustees an indemnity satisfactory to the Trustees.

(g) If any Voting Trust Certificate is lost, stolen, mutilated, damaged or destroyed, the Trustees shall issue a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to them; (ii) an indemnity satisfactory to them; (iii) the existing certificate, if mutilated or damaged; and (iv) the Trustees' reasonable fees and expenses in connection with the issuance of a replacement Voting Trust Certificate.

5.      Assent to Agreement.  Every person from time to time holding a Voting
        -------------------
Trust Certificate or Certificates, whether a Founder or one claiming through or under a Founder, by the fact of such person's acceptance of such Voting Trust Certificate or Certificates, shall be deemed to have assented and agreed to all of the provisions of this Agreement.

6.      Dividends.
        ---------

  (a) Prior to the expiration or earlier termination of this Agreement, the holders of Voting Trust Certificates shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee from the Corporation, ratably in proportion to their respective number of Beneficial Shares. In lieu of receiving such cash dividends and paying the same to the holders of

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Voting Trust Certificates, the Trustees may instruct the Corporation in writing to pay such cash dividends directly to the holders of Voting Trust Certificates. Upon such instructions being given by the Trustees to the Corporation, and unless explicitly limited or until revoked by the Trustees, all liability of the Trustees with respect to such cash dividends shall terminate. The Trustees may at any time revoke such instructions and by written notice to the Corporation direct it to make dividend payments to the Trustees. The Corporation shall not be liable to any holder of Voting Trust Certificates or to any person claiming to be entitled to any such cash dividends by reason of following any written instructions of the Trustees.

  (b) If any dividend in respect of Restricted Securities owned of record by the Trustees is paid, in whole or in part, in capital stock of the Corporation, then
(i) the Trustees shall hold, subject to the terms of this Agreement, the certificate or certificates for shares of such stock which are received by them on account of such dividend which shall become Restricted Securities for purposes of this Agreement; and (ii) the holder of each Voting Trust Certificate shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the corresponding number of Beneficial Shares.

  (c) Holders entitled to receive the dividends described above shall be those registered as holders of Voting Trust Certificates on the books of the Trustees at the close of business on the record date fixed by the Corporation for determining those holders of its capital stock entitled to receive such dividends or, if the Corporation has fixed no such record date, then on the close of business on the date fixed by the Trustees for the purpose of determining the holders of Voting Trust Certificates entitled to receive such payment or distribution.

7.          Dissolution of the Corporation.  In the event of the dissolution or
            ------------------------------
liquidation of the Corporation, whether voluntary or involuntary, or any other return of capital to the holders of securities of the Corporation, the Trustees shall receive the moneys, securities, rights or property to which the holders of the Restricted Securities held hereunder are entitled, and shall distribute the same among the registered holders of the Voting Trust Certificates ratably in accordance with their Beneficial Shares then outstanding, or the Trustees may in their discretion deposit such moneys, securities, rights or property with any bank or trust company doing business in the United States, with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustees in respect of such moneys, securities, rights or property so deposited shall terminate.

8.          Reorganization or Recapitalization of the Corporation.
            -----------------------------------------------------

  (a) In case the Corporation is merged into or consolidated with another corporation or entity, or all or substantially all of the assets of the Corporation are transferred to another corporation or entity, then in connection with such merger, consolidation or transfer (i) the term "Corporation" for all purposes of this Agreement shall be taken to include such successor corporation or entity; (ii) the Trustees shall receive and hold under this Agreement any stock of such successor corporation or entity which is received on account of their ownership as Trustees hereunder of the Restricted Securities held hereunder prior to such merger, consolidation or transfer; and (iii) the Trustees may, in their discretion, substitute for Voting Trust Certificates, new voting trust certificates in appropriate form, and the terms "Common Stock" and "Restricted

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Securities" as used herein shall be taken to include any shares of stock which may be received by the Trustees in lieu of all or part of the shares of Common Stock or the Restricted Securities, respectively.

  (b) In the event that the Corporation shall effect a stock split, reverse stock split, consolidation, reclassification or other similar transaction in respect of any class of its capital stock constituting Restricted Securities held by the Trustees hereunder, the Trustees shall issue to the holders of Voting Trust Certificates additional or substitute Voting Trust Certificates representing such number and class of Beneficial Shares as are issuable in respect of such Restricted Securities by reason of such transaction; provided,
                                                                     --------
in the case of substitute Voting Trust Certificates, that there shall have been surrendered to the Corporation for cancellation the original Voting Trust Certificate or Certificates in respect of which such substitute Voting Trust Certificates are to be issued. In the event that the Restricted Securities include securities of more than one class or series, the Trustees may cause Voting Trust Certificates designated as belonging to more than one class or series to be issued to the holder of Beneficial Shares so that each such Voting Trust Certificate corresponds to Restricted Securities of a particular class or series.

9.          Additions to Trust Property.  From time to time the Trustees may, in
            ---------------------------
their discretion, receive additional certificates for Restricted Securities from either a Founder or a Permitted Transferee of a Founder and all such certificates shall be treated as if originally transferred and deposited hereunder. Upon any such receipt of additional certificates for Restricted Securities, the Trustees shall cause additional Voting Trust Certificates representing Beneficial Shares corresponding to such Restricted Securities to be issued to the beneficial owners of such Restricted Securities to reflect the transfer and deposit of such Restricted Securities in trust hereunder.

10.               Rights and Powers of the Trustee; Death or Disability.
                  -----------------------------------------------------

  (a) The Trustees shall have full legal title to, and be the record owner of, the Restricted Securities held hereunder. The Trustees may, but shall not be obliged to, deposit any stock certificate representing Restricted Securities with a bank, securities firm or other financial institution for safekeeping in the name of the Trustees as record owner.

  (b) Until the actual delivery to the holders of Voting Trust Certificates of stock certificates representing Restricted Securities issued in exchange therefor, and until the surrender of the Voting Trust Certificates for cancellation upon such delivery, the Trustees shall have the right, subject to the provisions of this Subsection 10(b), (i) to exercise, in person or by their nominees or proxies, all voting rights and powers in respect of all Restricted Securities held hereunder, (ii) to take part in or consent to any corporate or Stockholders' action of any kind whatsoever, and (iii) to file applications with, and otherwise deal with, any Federal or state regulatory agencies with respect to all matters arising out of or relating to the Restricted Securities. The right to vote shall include the right to vote in favor of, or against, or to withhold any vote in respect of, any resolution or proposed action of any character whatsoever which may be presented at any meeting or which may require the consent of Founders of the Corporation, as the Trustees, in their sole discretion, shall deem appropriate.

  (c) Subject to Subsections 10(d) ,(e) and (f) and Section 11 below, no action shall be taken by the Trustees hereunder, including, without limitation, any action relating to the voting or transfer of any Restricted Securities, except with the written consent of both Trustees.

  (d) Notwithstanding the foregoing, if either Trustee shall determine that action hereunder is necessary or advisable with respect to any material transaction, proposal or other matter with respect to which the vote, consent or other action by stockholders of the Corporation may be sought (a "Stockholder Matter") at a time when the other Trustee is unavailable (whether as a result of extended travel or for any other reason), and if, despite reasonable efforts in good faith to do so, the first Trustee shall be unable to locate the absent Trustee in order to decide whether and how the Trustees should vote with respect to such Stockholder Matter, the first Trustee (the "Notifying Trustee") may give written notice to the other, describing generally the Stockholder Matter as to which action is proposed to be taken and referring to this Subsection 10(d) (a "Trustee Action Notice"). At any time on or after the thirtieth (30th) day following the giving of such Trustee Action Notice, the Notifying Trustee shall be authorized to act with respect to the Stockholder Matter described in the Trustee Action Notice, and any other matter with respect to which action may be taken by the Trustees hereunder, in such manner as the Notifying Trustee shall deem to be appropriate in his or her sole discretion, without the consent of the other Trustee. The authority of the Notifying Trustee to act hereunder without the consent of the other Trustee shall terminate immediately upon receipt by the Notifying Trustee of written notice from the other Trustee that he or she objects to the Notifying Trustee's so acting (an "Objection Notice"); provided, however, that any action taken by the Notifying Trustee prior to his or her receipt of any such Objection Notice shall be binding upon both Trustees and shall not be affected by such Objection Notice.

  (e) The Trustees may at any time by mutual written consent request registration of any or all of the Restricted Securities under the terms of a certain Registration Rights Agreement among the Founders, individually and as Trustees hereunder, and the Company dated as of _____________. In addition, at the written request of either Founder the Trustees will request registration of Restricted Securities (i) beneficially owned by the requesting Founder, or such Founder's Permitted Transferees, and (ii) with respect to which at the time such request is made such Founder or permitted Transferee has the right to effect a Sale under Subsection 4(b) of this Agreement.

  (f) In the event that either Trustee should die, suffer a Disability or become Disqualified during the term of this Agreement, the other Trustee shall serve as sole Trustee hereunder.

                  (i) The term "Disability" shall mean, for purposes of this Agreement, (A) the adjudication of the Trustee by a court of competent jurisdiction as an incompetent, or (B) the imposition by a court of competent jurisdiction of a conservatorship over the affairs of the Trustee.

                  (ii) A Trustee shall be deemed to be "Disqualified" for purposes of this Agreement (A) if such Trustee is convicted of a crime of dishonesty involving the Corporation, (B) if such Trustee, in his or her capacity as a director or officer of the Corporation, is determined by a court of competent jurisdiction to have violated his or her duty of loyalty to the

              Corporation, or (C) if such Trustee owns Beneficial Shares that are fewer than one-half the number of Beneficial Shares owned by the other Trustee; provided, that for purposes of this clause (C),
                                 --------
              Beneficial Shares owned by a Permitted Transferee of a Trustee as a result of a transaction described in Subsection 4(b)(i)(A) above shall be deemed to be owned by such Trustee.

11.               Election of Directors; Deadlock.  In the event that the
                  -------------------------------
Corporation shall solicit proxies for use at any annual meeting of stockholders, or special meeting of stockholders in lieu of an annual meeting, at which directors of the Corporation are to be elected (each an "Annual Meeting"), and in the event that the Trustees shall be unable to agree upon the manner in which the Restricted Securities should be voted in the election of directors at such Annual Meeting, either Trustee may, after five days' prior written notice to the other Trustee, notify the Board of Directors of the Corporation in writing that the Trustees are deadlocked with respect to the election of directors (a "Deadlock Notice"). Following receipt by the Board of Directors of a Deadlock Notice, the Board of Directors of the Corporation may, by the affirmative vote of a majority of the directors then in office and upon written notice given to both Trustees within ten days of the giving of the Deadlock Notice (an "Election Notice"), require the Trustees to execute and deliver to the Secretary of the Corporation for use at the Annual Meeting a proxy representing all the Restricted Securities issued and outstanding and entitled to vote in the election of directors at the Annual Meeting (a "Proxy"). Such Proxy shall confer upon the person or persons specified in the Corporation's definitive proxy statement for the Annual Meeting authority to attend the Annual Meeting for purposes of establishing a quorum and to vote for the slate of directors nominated by the Board of Directors; provided, however, that the Trustees shall
                                     --------
in such Proxy withhold authority to elect any nominee who is not (i) an incumbent director of the Corporation (ii) elected by the shareholders and (iii) for whose election the Trustees had voted in such election. The Trustees hereby agree that they will promptly comply with any Election Notice duly given hereunder, and will not, without the written consent of a majority of the directors of the Corporation then in office, revoke or withdraw any Proxy delivered pursuant thereto or vote or purport to vote any Restricted Securities at an Annual Meeting in a manner inconsistent with such Proxy.

12.               Compensation of the Trustees.
                  ----------------------------

  (a) The Trustees shall serve without compensation. The Trustees and each of their agents shall be reimbursed by the owners of the Beneficial Shares ratably according to the respective number of Beneficial Shares then outstanding for all out-of-pocket expenses reasonably incurred by them in the performance of their respective duties under this Agreement.

  (b) Nothing contained herein shall disqualify or incapacitate either Trustee from serving the Corporation or any of its subsidiaries as an officer, director or agent acting in any other capacity becoming a creditor of the Corporation or any such subsidiary, or in any other way dealing with or receiving compensation from the Corporation or any such subsidiary.

13.               Standard of Liability.
                  ---------------------

  (a) Neither Trustee hereunder shall under any circumstances or in any event be held liable (as a Stockholder, Trustee or otherwise) or accountable out of his or her personal assets by reason of any error of judgment or mistake of fact or law or other mistake, if such Trustee was acting in good faith, or in reliance on the opinion of qualified legal counsel (who may be counsel for the Corporation) selected in good faith, nor shall either Trustee be held liable by reason of the act or omission of any agent, proxy, attorney, co-trustee, or person to whom he or she may reasonably delegate his powers hereunder.

  (b) Without limiting the generality of the foregoing, each Founder acknowledges that he or she has been advised that he or she individually will be responsible for filing any reports required pursuant to Section 16 of the Securities Exchange Act of 1934 ("Section 16") in respect of his or her beneficial ownership of Restricted Securities and acknowledges and agrees that the Trustees in their capacity as such shall have no duty or responsibility with respect to compliance by either Founder with Section 16 or with any other requirements of federal or state securities law relating to beneficial ownership or transfer of any Restricted Securities or Beneficial Shares.

  (c) In no event shall either Trustee have any liability whatsoever, whether arising in contract, in tort or otherwise, to any Founder, holder of a Voting Trust Certificate or other person arising out of any vote or consent lawfully cast or given or withheld by him or her, in respect of any Voting Stock held subject to this Agreement.

14.               Certificate of Trustees.  Any certificate in writing executed
                  -----------------------
by the Trustees (or the remaining Trustee, if only one Trustee remains in office or if only one Trustee may act with respect to the matter to which the certificate pertains) setting forth the existence of any fact the existence of which is necessary to authorize the execution of any instrument or the taking of any action by the Trustees, or setting forth any other facts in relation to the trust created hereby, shall, as to all persons acting in good faith in reliance thereon, be conclusive evidence of the truth of the statements made in such certificate and of the existence of the facts therein stated to exist.

15.               Amendments.  This Agreement may be amended only by a written
                  ----------
instrument signed by (i) a majority of the registered holders of Voting Trust Certificates then outstanding, (ii) the Trustees, and (iii) a duly authorized officer of the Corporation. Any amendment shall be filed in the principal office of the Corporation, and notice thereof shall be sent to all holders of Voting Trust Certificates by the Trustee.

16.               Sale and Transfer of Restricted Securities.  Except in
                  ------------------------------------------
connection with a Permitted Transfer of Restricted Securities and in accordance with the written instructions of the holder of the Voting Trust Certificate relating to such Restricted Securities, or in connection with an expiration of this Agreement and the trust created hereby with respect to certain Restricted Securities pursuant to Section 17 below, the Trustees shall not sell, hypothecate, pledge, assign or otherwise transfer legal title to any Restricted Securities held hereunder.

17.                    Term and Termination; Distribution of Trust Property
                       ----------------------------------------------------

  (a) Upon the expiration of this Agreement and the trust created hereby pursuant to Subsection 17(b), (c) or (d) below, the Restricted Securities to which such expiration or termination relates shall be distributed to the registered holders of the Voting Trust Certificates representing such Restricted Securities, and each such holder shall be entitled to receive from the Corporation a certificate representing such Restricted Securities registered in the name of such holder.

  (b) This Agreement and the trust created hereby shall expire with respect to all Restricted Securities:

                         (i)   Upon the written agreement of the Founders;

                         (ii) The death, Disability or Disqualification of both Trustees; or

                         (iii) When the Restricted Securities held subject to
                       this Agreement constitute less than ten percent (10%) of the issued and outstanding Common Stock of the Corporation.

  (c) Either Founder may cause this Agreement and the trust created hereby to terminate with respect to a number of Restricted Securities not to exceed the Permitted Bequest (as defined in this Subsection 17(c)) by bequeathing such number of Restricted Securities to one or more persons or trusts other than the other Founder. In such event, this Agreement and the trust created hereby shall terminate with respect to the bequeathed Restricted Securities one year following the giving of notice to the remaining Trustee of the distribution of the Restricted Securities by the estate of the decedent Trustee. For each Founder, the Permitted Bequest shall equal the lesser of (i) one-half of the number of Restricted Securities which, if subtracted from the total number of Restricted Securities, would cause this Agreement to terminate under Subsection 17(b)(iii) above or (ii) five percent (5%) of the number of Restricted Securities with respect to which the decedent Founder holds Beneficial Shares as of such Founder's date of death.

  (d) This Agreement and the trust created hereby shall terminate with respect to any Restricted Securities that are sold by either Founder pursuant to Subsection 4(b)(ii) or Subsection 4(d) above, regardless of whether the other Founder purchases such shares pursuant to Subsection 4(d). In addition, in the event that this Agreement and the trust created hereby terminates pursuant to the preceding sentence with respect to Restricted Securities with respect to which one Founder holds Beneficial Shares, this Agreement and the trust created hereby shall terminate with respect to an equal number of shares of Restricted Securities of the other Founder immediately upon such termination with respect to the first Founder.

18.   Notices and Distributions.
      -------------------------

  (a) Unless otherwise specifically provided in this Agreement, any notice to or communication with the holders of Voting Trust Certificates shall be deemed to be sufficiently given or made if in writing and given by prepaid, registered or certified mail, return receipt requested or by a nationally recognized overnight delivery service requiring a signature as a condition to delivery, or by personal delivery, to such holders at their addresses appearing on the books of the Trustees. Any notice to the Trustees hereunder shall be sufficient if in writing and given by prepaid, registered or certified mail, return receipt requested or by a nationally recognized overnight delivery service requiring a signature as a condition to delivery, or by personal delivery, as follows:

              If to Hall:
                          Mr. David Hall
                          Post Office Box 2821
                          Gilsum, NH   03448

              If to Gallup:
                          Ms. Patricia Gallup
                          52 Beacon Street
                          Concord, NH 03301

              If to the Corporation:
                          PC Connection, Inc.
                          Legal Counsel
                          528 Route 13 South
                          Milford, NH 03055

              In each case, with a copy to:
                          Thomas M.S. Hemnes
                          Foley, Hoag & Eliot LLP
                          One Post Office Square
                          Boston, MA 02109

Every notice so given shall in the case of personal delivery, when actually delivered, and in the case of registered or certified mail, return receipt requested or an overnight delivery service requiring a signature, on the business day following its dispatch by means of such service.

  (b) All distributions of cash, securities or other property hereunder by the Trustees to the holders of Voting Trust Certificates may be made, in the discretion of the Trustees, in person, by mail, or where appropriate, by wire transfer to any bank or fund account of which the receiving holder has notified the Trustees in the manner provided for herein.

  19. Miscellaneous.
      -------------

  (a) A copy of this Agreement, as amended from time to time, shall at all times prior to the expiration or termination of this Agreement be kept as part of the corporate records of the Corporation at its principal office, and shall be available for inspection by any party hereto during regular business hours.

  (b) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without reference to its principles of conflict of law.

  (c) If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

  (d) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, legal representatives, successors and permitted assigns. This Agreement may not be assigned by any party without the written consent of each other party.

  (e) This Agreement and the documents referred to in it and to be delivered pursuant to it constitute the entire agreement of the parties pertaining to its subject matter and supersede all prior agreements, understandings negotiations and discussions of the parties, whether written or oral, with respect to the subject matter hereof.

  (f) The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

  (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

  (h) The rights and remedies of the parties hereto shall be cumulative and in addition to all other rights and remedies such parties may have, at law, in equity, by contract or otherwise.

  (i) The parties hereto agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date first above written.



-----------------------------------          ----------------------------------
Patricia Gallup, individually                   David Hall, individually



-----------------------------------          ----------------------------------
Patricia Gallup, as Trustee                     David Hall, as Trustee



                                             PC CONNECTION, INC.


                                             By:
                                                -------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                            VOTING TRUST CERTIFICATE

                      THE 1998 PC CONNECTION VOTING TRUST


No.____________________                               _________Shares


  THIS IS TO CERTIFY THAT______________________________________________________
is the beneficial owner of ________________________ (________) Restricted
Securities in The 1998 PC Connection Voting Trust under that certain Voting Trust Agreement dated as of February __, 1998 executed by and among Patricia Gallup and David Hall (individually and as Trustees) and PC Connection, Inc., a Delaware corporation (the "Company"), and relating to the Common Stock, $.01 par value per share of the Company, which stock is held by the undersigned subject to the provisions of said Agreement.

  Said Restricted Securities are transferable only in accordance with and subject to the provisions of said Voting Trust Agreement and then only on the books of the Trustees under said Voting Trust Agreement by the record holder either in person or by his duly authorized attorney upon surrender of this Certificate duly endorsed or assigned, subject to such transfer rules as such Trustees may from time to time establish. The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Corporation has received an opinion of its counsel that such registration is not required.

  The rights, privileges and interests of the holders of Restricted Securities in said Trust are set forth in said Voting Trust Agreement and acceptance of this Certificate constitutes assent and agreement to all of the provisions of said Voting Trust Agreement.

  IN WITNESS WHEREOF this Certificate has been executed by the undersigned this
day of        , 1998.



                                       ----------------------------
                                       Patricia Gallup, as Trustee


                                       ----------------------------
                                       David Hall, as Trustee